Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Stevan R. Schott, Susan S. Mullins and Douglas L. Rabuzzi, and each of them severally, such person’s true and lawful attorneys-in-fact and agents, for such person and in such person’s name, place and stead, to sign the Duquesne Light Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2004, and any and all amendments thereto, and to file such Annual Report on Form 10-K and any and all amendments thereto with the Securities and Exchange Commission, and does hereby grant unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as said person might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents and each of them may lawfully do or cause to be done by virtue hereof.

/s/ Doreen E. Boyce	2/25/05
Doreen E. Boyce	Date

/s/ Robert P. Bozzone	2/25/05
Robert P. Bozzone	Date

/s/ Charles C. Cohen	2/25/05
Charles C. Cohen	Date

/s/ Sigo Falk	2/25/05
Sigo Falk	Date

/s/ Joseph C. Guyaux	2/25/05
Joseph C. Guyaux	Date

/s/ David M. Kelly	2/25/05
David M. Kelly	Date

/s/ Morgan K. O’Brien	2/25/05
Morgan K. O’Brien	Date

/s/ Steven S. Rogers	2/28/05
Steven S. Rogers	Date

/s/ John D. Turner	2/26/05
John D. Turner	Date